Exhibit 10.1

INTEREST TRANSFER AGREEMENT

This INTEREST TRANSFER AGREEMENT (this “Agreement”) is executed and delivered as of March 9, 2018, among Oncor Electric Delivery Company LLC (“Oncor”), Oncor Management Investment LLC (“OMI”), Sempra Energy, a California corporation (“Sempra”), and Oncor Electric Delivery Holdings Company LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

WHEREAS, as of the date hereof, OMI owns 1,396,008 units (the “Interests”) representing limited liability company interests in Oncor;

WHEREAS, the Interests represent all of OMI’s limited liability company interests in Oncor;

WHEREAS, the Class B Members, OMI and Oncor are party to the Amended and Restated Limited Liability Company Agreement of OMI, dated as of November 5, 2008 (as amended, the “OMI LLC Agreement”);

WHEREAS, on August 21, 2017, Energy Future Holdings Corp. (“EFH”), the indirect owner of approximately 80% of the limited liability interests in Oncor, Energy Future Intermediate Holdings Company LLC, Sempra Texas Merger Sub I, Inc. (formerly Power Play Merger Sub I, Inc.) (“Merger Sub”) and Sempra entered into an Agreement and Plan of Merger, dated as of such date (as amended from time to time, the “Merger Agreement”), which agreement provides for, among other things, the merger of Merger Sub with and into reorganized EFH at the closing contemplated by the Merger Agreement (the “Merger Closing”);

WHEREAS, upon consummation of the Merger Closing, Sempra will be the indirect holder of all of the equity interests of Purchaser; and

WHEREAS, capitalized terms used herein without definition have the respective meanings assigned to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

AGREEMENT

1.    Transfer of Interests. Upon the terms and subject to the conditions set forth herein, at the Closing, in consideration for the Purchase Price, OMI shall transfer and deliver to the Purchaser, and the Purchaser shall accept, acquire and receive from OMI, all of OMI’s right, title and interest in and to the Interests.

2.    Purchase Price. The aggregate purchase price (the “Purchase Price”) to be paid by Purchaser to OMI for the Interests is $25,959,261, which Purchase Price shall be paid to OMI at the Closing by wire transfer of immediately available funds in accordance with instructions previously delivered by OMI. Immediately following the payment of the Purchase Price, Oncor and OMI shall cause the Purchase Price (net of any liabilities of OMI, as determined by Oncor, in its capacity as managing member) to be distributed to the Class B Members of OMI as of immediately prior to the Closing (each, a “Class B Member”) in accordance with Article VI of the OMI LLC Agreement. Sempra shall contribute or cause to be contributed to Purchaser the Purchase Price.

3.    Closing. The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place at the offices of Jones Day, 2727 N. Harwood Street, Dallas, Texas 75201, on the date of, and immediately following, the Merger Closing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

4.    Representations and Warranties.

(a)    OMI hereby represents and warrants to Sempra that:

(i)    OMI has full power and authority to execute, deliver and perform its obligations under this Agreement;

(ii)    this Agreement has been duly executed and delivered by OMI and is legal, valid, binding and enforceable upon and against OMI;

(iii)    OMI owns good, valid and marketable title to the Interests, which Interests consist of 1,396,008 limited liability company units in Oncor. Upon delivery of the Interests to Purchaser at the Closing in accordance with this Agreement, legal and beneficial interest in the Interests held by OMI will pass to Purchaser, free and clear of encumbrances, other than any transfer restrictions and other encumbrances created by this Agreement or otherwise imposed by any applicable laws or the organizational documents of Oncor;

(iv)    subject to the dissolution of OMI pursuant to Section 5(c), the execution, delivery and performance by OMI of this Agreement does not, and the consummation of the transactions contemplated to be consummated by OMI hereby will not, constitute or result in (A) the creation of, or imposition on OMI of any obligation to create or enforce, any lien upon the Interests, (B) a violation or breach of, or a default under any contract to which OMI is a party or any of OMI’s assets are bound or (C) a violation of any Law applicable to OMI, except, in the case of clauses (B) and (C) above, for any breach, violation, default or other matter that would not reasonably be expected to prevent, restrict or impair or otherwise adversely affect the ability of OMI to perform its obligations under and consummate the transactions contemplated by this Agreement; and

(v)    no person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated herein based upon arrangements made by or on behalf of OMI.

(b)    Oncor hereby represents and warrants to Purchaser that:

(i)    Oncor has full power and authority to execute, deliver and perform its obligations under this Agreement;

(ii)    this Agreement has been duly executed and delivered by Oncor and is legal, valid, binding and enforceable upon and against Oncor;

(iii)    the execution, delivery and performance by Oncor of this Agreement does not, and the consummation of the transactions contemplated to be consummated by Oncor hereby will not, constitute or result in (A) the creation of, or imposition on Oncor of any obligation to create or enforce, any lien upon the Interests, (B) a violation or breach of, or a default under any contract to which Oncor is a party or any of Oncor’s assets are bound or (C) a violation of any Law applicable to Oncor, except, in the case of clauses (B) and (C) above, for any breach, violation, default or other matter that would not reasonably be expected to prevent, restrict or impair or otherwise adversely affect the ability of Oncor to perform its obligations under and consummate the transactions contemplated by this Agreement; and

(iv)    no person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated herein based upon arrangements made by or on behalf of Oncor.

(c)    Each of Purchaser and Sempra hereby represents and warrants to OMI that:

(i)    it has full power and authority to execute, deliver and perform its obligations under this Agreement; and

(ii)    this Agreement has been duly executed and delivered by Purchaser and Sempra and is legal, valid, binding and enforceable upon and against each of Purchaser and Sempra;

(iii)    each of Purchaser and Sempra acknowledges that immediately following the Closing, the Purchase Price will be distributed to the Class B Members;

(iv)    the execution, delivery and performance by each of Purchaser and Sempra of this Agreement does not, and the consummation of the transactions contemplated to be consummated by Purchaser and Sempra hereby will not, constitute or result in (A) the creation of, or imposition on Purchaser or Sempra of any obligation to create or enforce, any lien upon the Interests, (B) a violation or breach of, or a default under any contract to which OMI is a party or any of Purchaser’s or Sempra’s assets are bound or (C) a violation of any Law applicable to Purchaser or Sempra, except, in the case of clauses (B) and (C) above, for any breach, violation, default or other matter that would not reasonably be expected to prevent, restrict or impair or otherwise adversely affect the ability of Purchaser or Sempra to perform its obligations under and consummate the transactions contemplated by this Agreement; and

(v)    no person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated herein based upon arrangements made by or on behalf of Purchaser or Sempra.

5.    Post Closing Obligations; Dissolution.

(a)    From and after the Closing, no party hereto shall, and each shall cause its respective subsidiaries and affiliates to not, (i) take any action to amend or change the organizational documents of OMI except for the filing of the Certificate of Cancelation of a Limited Liability Company with respect to OMI or (ii) cause OMI to incur any new liability or obligation, other than liabilities or obligations reasonably incurred in connection with the dissolution of OMI (all of which shall be paid by Oncor). Notwithstanding anything herein to the contrary, from and after the Closing, in no event will OMI knowingly incur any claim, liability or obligation in favor of Oncor or Purchaser or any of their respective affiliates, other than liabilities or obligations reasonably incurred in connection with the dissolution of OMI (all of which shall be paid by Oncor).

(b)    Except as contemplated by this Section 5(b) or as otherwise specified in the Second Amended and Restated Limited Liability Company Agreement of Oncor, dated as of November 5, 2008, following the Closing, OMI shall not be entitled to any payments pursuant to the Tax Sharing Agreement, dated as of November 5, 2008 (the “TSA”), by and among EFH, Oncor, Purchaser, Texas Transmission Investment LLC and OMI. Notwithstanding the immediately preceding sentence, for federal income tax purposes for the taxable year beginning January 1, 2018, the parties hereto agree that for purposes of maintaining capital accounts, OMI will be allocated a portion of each item of gain, loss, income, expense and deduction for Oncor for such taxable year equal to the product of (i) 0.2198% (i.e., 0.002198) and (ii) a fraction, the numerator of which is the number of days in such taxable year through and including the date of the transfer of its interest and the denominator of which is the total number of days in such taxable year; provided, however, that to the extent Oncor recognizes any gain or loss from a material sale of assets or any similar extraordinary item of income, gain, loss, expense or deduction during such taxable year that arises only after OMI ceases to be a member, such extraordinary items shall be excluded from the calculation under this sentence; and provided, further, for income tax purposes the corresponding items of gain, loss, income, expense and deduction for such taxable year shall be allocated to OMI, subject to adjustments for Section 704(c) of the Internal Revenue Code of 1986 consistent with past practice. Pursuant to the TSA, Oncor is required to pay each Member (as such term is defined in the TSA) its Share Percentage (as such term is defined in the TSA) with respect to any Oncor Separate Tax Liability (as such term is defined in the TSA) for each Applicable Tax Year (as such term is defined in the TSA) together with certain further payments upon adjustment or recalculation of such amounts. The parties agree that to the extent such payments by Oncor, for the taxable year beginning January 1, 2018 and any taxable year ending prior to 2018, are made at a time when OMI is no longer a Member of Oncor, Oncor shall nonetheless make a payment to OMI (or, if OMI has been dissolved or otherwise liquidated, pro rata to the Class B Members) of the appropriate portion of amounts that otherwise would be payable with respect to the interest formerly held by OMI if OMI were still a Member (net of any overpayments that were previously made to OMI), and such amounts shall reduce the amounts Oncor would otherwise pay to Purchaser. For any payments related to the taxable year beginning on January 1, 2018, the portion payable to OMI will be calculated based on the allocation of tax items as referenced in this Section 5(b). For payments related to any taxable year ending prior to 2018, the portion payable to OMI shall be the portion that would have been payable to OMI under the TSA had OMI continued to be a Member.

(c)    Oncor, in its capacity as the Managing Member of OMI, has irrevocably elected to dissolve OMI and will, in accordance with Section 10.3 of the OMI LLC Agreement, (i)(A) liquidate OMI by applying OMI’s assets to satisfy all liabilities, claims and obligations of OMI (as determined by Oncor) by payment or other discharge thereof or to make reasonable provision for the payment thereof, and (B) distribute the remaining available assets of OMI to the Class B Members in accordance with Article VI of the OMI LLC Agreement and (ii) take any such other action as may be required to cause the dissolution of OMI, including the filing of a Certificate of Cancelation of a Limited Liability Company with respect to OMI in accordance with the Limited Liability Company Act of the State of Delaware and pay any fees required to be paid in connection with such filing.

6.    Amendment. This Agreement may not be amended without the approval of the parties hereto and a majority in interest of the Class B Members.

7.    Entire Agreement; Third Party Beneficiaries. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. Notwithstanding anything herein to the contrary, each Class B member of OMI is an intended third party beneficiary of this Agreement.

8.    Headings. The headings in this Agreement are for reference only and will not affect the interpretation of this Agreement.

9.    Governing Law. This Agreement and the rights and duties of the parties hereto hereunder shall be governed by and construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

10.    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (W) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (X) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (Y) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (Z) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof. In the event that any signature to this Agreement or any ancillary agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Once signed, this Agreement may be delivered by facsimile or “.pdf” format, and any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile or portable document format) is considered an original.

12.    Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by email or overnight courier:

(a)    If to OMI or Oncor:

c/o Oncor Electric Delivery Company LLC

1616 Woodall Rodgers Freeway

Dallas, Texas 75202

Attention:    E. Allen Nye, Jr.

                    Kevin R. Fease

                    Michael L. Davitt

Email: allen.nye@oncor.com

            kevin.fease@oncor.com

            michael.davitt@oncor.com

with copies (which shall not constitute notice) to:

Jones Day

2727 N. Harwood Street

Dallas, Texas 75201

Attention:    Alain Dermarkar

Email:          adermarkar@jonesday.com

and

PatVillarealLaw PLLC

25 Highland Park Village

Suite 100869

Dallas, Texas 75205

Attention:    Patricia J. Villareal

Email:         Pat@patvillareallaw.com

(b)    If to Purchaser or Sempra:

Sempra Energy

488 8th Avenue

San Diego, California 92101

Attention:    General Counsel

Email: MWyrsch@sempra.com

with copies (which shall not constitute notice) to:

White & Case LLP

Southeast Financial Center

200 South Biscayne Boulevard, Suite 4900

Miami, Florida 3131

Attention:    Thomas E Lauria

Email:          tlauria@whitecase.com

and

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attention:    Gregory Pryor

                    Michael A. Deyong

Email: gpryor@whitecase.com

            michael.deyong@whitecase.com

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party: (a) upon actual receipt, if delivered personally; (b) three Business Days after deposit in the mail, if sent by registered or certified mail; (c) upon receipt if sent by email and received by 5:00 p.m. (Eastern Time), on a Business Day (otherwise the next Business Day) (provided, that if given by email such notice, request, instruction or other document shall be followed up within one Business Day by dispatch pursuant to one of the other methods described herein); or (d) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

13.    Assignment. This Agreement shall not be assignable by operation of law or otherwise without the written consent of the non-assigning parties hereto. Any purported assignment in violation of this Agreement is void.

14.    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

By:	/s/ Robert S. Shapard
	Name:	Robert S. Shapard
	Title:	Chief Executive Officer

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Robert S. Shapard
	Name:	Robert S. Shapard
	Title:	Chief Executive Officer

SEMPRA ENERGY

By:
Name:
Title:

ONCOR MANAGEMENT INVESTMENT LLC

By:	Oncor Electric Delivery Company LLC, its Managing Member

By:	/s/ Robert S. Shapard
	Name:	Robert S. Shapard
	Title:	Chief Executive Officer

[Signature Page to Interest Transfer Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

By:
Name:
Title:

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:
Name:
Title:

SEMPRA ENERGY

By:	/s/ Trevor I. Mihalik
	Name:	Trevor I. Mihalik
	Title:	Senior Vice President, Controller and Chief Accounting Officer

ONCOR MANAGEMENT INVESTMENT LLC

By:	Oncor Electric Delivery Company LLC, its Managing Member

By:	/s/ Robert S. Shapard
	Name:	Robert S. Shapard
	Title:	Chief Executive Officer